UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2005

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32414

Texas	72-1121985
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8 Greenway Plaza, Suite 1330
Houston, TX 77046
(Address of principal executive offices, including zip code)

713.626.8525
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

The Board of Directors of W&T Offshore, Inc. (the "Company") has approved and implemented an amendment, effective November 16, 2005, to the Company's stock trading policy applicable to employees, officers and directors to permit the adoption of pre-determined plans for trades of specified amounts of Company stock in accordance with Rule 10b-5-1 of the Securities Exchange Act of 1934. The amended trading policy permits employees, officers and directors to implement pre-arranged trading plans when they are not in possession of material nonpublic information. These plans can allow individuals to gradually diversify their investment portfolio while minimizing the market effect of stock sales.

The Company's stock trading policy is contained in Exhibit A to its Code of Business Conduct and Ethics. The Company's amended Code of Business Conduct and Ethics is filed herewith as Exhibit 14.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T Offshore, Inc.

Date: November 17, 2005	By:	/s/ Stephen A. Landry
Stephen A. Landry
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-14.1	Code of Business Conduct and Ethics as adopted by the Board of Directors on April 22, 2004 and amended on August 11, 2004, October 26, 2004 and November 16, 2005